Exhibit (a) (1) (C)

NOTICE OF GUARANTEED DELIVERY

FOR

TENDER OF SHARES OF COMMON STOCK

OF

TOTAL LOGISTICS, INC.

TO

TITAN ACQUISITION CORP.,

A WHOLLY OWNED SUBSIDIARY OF

SUPERVALU INC.

(NOT TO BE USED FOR SIGNATURE GUARANTEES)

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FEBRUARY 4, 2005, UNLESS THE OFFER IS EXTENDED.

This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) (i) if certificates (“Share Certificates”), evidencing shares of common stock, par value $0.01 per share (“Shares”), of Total Logistics, Inc., a Wisconsin corporation (the “Company”), are not immediately available, (ii) if Share Certificates and all other required documents cannot be delivered to Wells Fargo Bank, N.A., as Depositary (the “Depositary”), prior to the Expiration Date (as defined in “Section 1—Terms of the Offer; Expiration Date” of the Offer to Purchase (as defined below)) or (iii) if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by telegram, or facsimile transmission to the Depositary. See “Section 3—Procedures for Accepting the Offer and Tendering Shares” of the Offer to Purchase.”

The Depositary for the Offer is:

Wells Fargo Bank, N.A.

By Mail: Wells Fargo Bank, N.A. Shareowner Services Corporate Actions Department P.O. Box 64858 St. Paul, Minnesota 55164-0858	By Facsimile Transmission: Wells Fargo Bank, N.A. Shareowner Services Corporate Actions Department (800) 468-9716 (phone) (651) 450-4163 (fax)	By Hand or Overnight Courier: Wells Fargo Bank, N.A. Shareowner Services Corporate Actions Department 161 North Concord Exchange South St. Paul, Minnesota 55075

Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above will not constitute a valid delivery.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “Eligible Institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

The Eligible Institution that completes this Notice of Guaranteed Delivery must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent’s Message (as defined in the Offer to Purchase) and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

The Guarantee on the Reverse Side Must Be Completed

Ladies and Gentlemen:

The undersigned hereby tenders to Titan Acquisition Corp., a Wisconsin corporation and a wholly owned subsidiary of SUPERVALU INC., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated January 7, 2005 (the “Offer to Purchase”), and the related Letter of Transmittal (which, together with the Offer to Purchase and any amendments or supplements thereto, collectively constitute the “Offer”), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedure set forth in “Section 3—Procedures for Accepting the Offer and Tendering Shares” of the Offer to Purchase.

Number of Shares:

Certificate Nos. (If Available):

☐    Check this box if Shares will be tendered by book-entry transfer:

Name of Tendering Institution:

Account No.:

Signature(s):

Name(s) of Record Holders (Please Type or Print)

Address

Zip Code

Daytime Area Code and Telephone No.

Dated:                         , 2005

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GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a participant in the Security Transfer Agents Medallion Program or an “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, guarantees to deliver to the Depositary either certificates representing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary’s account at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or, in the case of a book-entry transfer, confirmation of the book-entry transfer of such Shares in the Depositary’s account and The Depository Trust Company, together with an Agent’s Message (as defined in the Offer to Purchase), in each case together with any other documents required by the Letter of Transmittal, within three trading days after the date hereof.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must delivery the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:

Authorized Signature

Address:

Zip Code:

Area Code and Tel. No.:

Name:

                            Please Type or Print

Title:

Dated:                         , 2005

Do not send share certificates with this notice.

Share certificates should be sent with your

Letter of Transmittal.

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